Exhibit 10.11(c)

DEFINITIVE AGREEMENT

NEGATIVE PLEDGE AGREEMENT

This NEGATIVE PLEDGE AGREEMENT (this “Agreement”) is made as of this 20th day of October, 2017, by INDEPENDENT BANK GROUP, INC., a Texas corporation and a registered bank holding company (the “Borrower”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (defined below) (the “Administrative Agent”).

RECITALS

The Administrative Agent and the Lenders have entered into the Credit Agreement (defined below) with the Borrower pursuant to which the Administrative Agent and the Lenders have agreed to extend credit to the Borrower upon the terms set forth in the Credit Agreement. The Administrative Agent and the Lenders would not have agreed to extend such credit but for this Agreement. The Lenders have authorized and directed the Administrative Agent to accept and acknowledge this Agreement on their behalf.

NOW, THEREFORE, in consideration of the extension of credit to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower hereby agrees:

AGREEMENT

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined). In addition, the following terms used in this Agreement shall have the following meanings:

“Credit Agreement” shall mean the Credit Agreement among the Borrower, the Lenders and the Administrative Agent, dated as of the date hereof, as the same may be amended, modified, extended, supplemented or restated from time to time hereafter.

“Shares” shall mean, collectively, 100% of the issued and outstanding capital stock, equity and other ownership interests (and any rights to acquire any of such interests) of each Bank Subsidiary owned by the Borrower, and any further securities, warrants, options, rights, cash or property issued as an addition to, in substitution of, in exchange for, or with respect to such ownership interests.

2. Negative Pledge. The Borrower covenants and agrees that, unless consented to by the Administrative Agent, from and after the date of this Agreement and until the Termination Date and until all Obligations to the Lenders are paid in full, the Borrower will (a) not sell, option, exchange or otherwise convey any legal, equitable or beneficial interest in the Shares or any part thereof, and (b) keep the Shares free and clear from any pledge, mortgage, security interest, hypothecation, lien, charge, encumbrance, conditional sale agreements, rights or claims of third parties, other burdens and any security interest therein, other than Permitted Liens.

3. Certain Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Ownership. The Borrower is the record and beneficial owner of all the Shares. The Shares represent, and during the term of this Agreement will represent, all of the issued and outstanding capital stock, equity and other ownership interests (and any rights to acquire any of such interests) of each Bank Subsidiary.

(b) Authority. The Borrower has all necessary power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement: (i) do not require the approval of any Governmental Authority or other Person; and (ii) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement is the legal, valid and binding obligation of the Borrower and is enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c) Title. The Shares are genuine, and the Borrower has good title to the Shares. The Shares are owned by the Borrower free and clear of any pledge, mortgage, security interest, hypothecation, lien, charge, encumbrance, conditional sale agreements, rights or claims of third parties, other burdens and any security interest therein, other than Permitted Liens.

4. Default; Expenses. The failure of the Borrower to comply with any term of this Agreement shall constitute an Event of Default under the Credit Agreement. In addition, the Borrower shall reimburse the Administrative Agent and the Lenders (and any agent or representative of the Administrative Agent or the Lenders) for any expenses incurred by the Administrative Agent or the Lenders (or such agent or representative of the Administrative Agent or the Lenders) in protecting or enforcing their rights under this Agreement, including, without limitation, reasonable attorneys’ fees.

5. Further Assurances. The Borrower agrees to execute and deliver, or cause to be executed and delivered, all such other papers and to take all such other actions as the Administrative Agent may reasonably request from time to time in order to carry out the purposes of this Agreement.

6. Term. When all of the Obligations are irrevocably and fully paid and fully discharged and the Lenders shall have no further obligation or commitment to advance or extend credit to the Borrower under the Credit Agreement, this Agreement shall terminate. Notwithstanding the foregoing, this Agreement shall apply to all extensions, renewals, refinancings or modifications, if any, of the Obligations.

7. Miscellaneous.

(a) Waivers. No failure to exercise and no delay in exercising on the part of the Administrative Agent or the Lenders any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The failure of the Administrative Agent or the Lenders to insist upon the strict observance or enforcement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such provision. Any waiver of any right, power, remedy, term or condition contained herein shall only be effective if it is in writing and signed by the Administrative Agent and the Required Lenders.

(b) Amendments. This Agreement may only be amended by a writing executed by the Borrower, the Administrative Agent and the Required Lenders.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(d) Successors and Assigns. This Agreement shall inure to the benefit of the Administrative Agent and the Lenders and be binding upon the Borrower and its successors and assigns. This Agreement shall not be assigned by the Borrower.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which when taken together shall be deemed to constitute one and the same agreement.

(f) Headings. The Section headings set forth in this Agreement are for convenience of reference only and shall not be deemed to define or limit the provisions hereof or to affect in any way their construction and application.

(g) Incorporation of Recitals. The Recitals to this Agreement are true, correct and incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Negative Pledge Agreement as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:
Title:

Acknowledged and accepted by:

U.S BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Gregory A. Hargis
Name:	Gregory A. Hargis
Title:	Vice President